Exhibit T3B.2.1

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (this “Operating Agreement”) is made and entered into as of May 15, 1998 by and among Thrifty PayLess, Inc. (and such other persons who shall be admitted in the future in accordance with the terms hereof and shall have agreed to be bound hereby), being hereinafter sometimes referred to individually as a “Member” or “Members” and collectively as the “Member.”

ARTICLE I

GENERAL PROVISIONS

Section 1.1             Formation. By execution of this Operating Agreement and upon the filing of the Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware (the “State”), the Member hereby form 1515 West State Street Boise, Idaho, LLC, a limited liability company (the “Company”), pursuant to the Delaware Limited Liability Company Act , as amended from time to time (the “Act”), for the purposes hereinafter set forth. The Company is being formed as a limited liability company managed by its managers (the “Managers”) under the laws of the State, upon the terms and conditions hereinafter set forth. The parties intend that the Company shall be taxed as a partnership. Promptly following the execution hereof, the Member shall execute or cause to be executed all necessary certificates and documents, and shall make all such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to comply with all requirements for the formation, continued existence and operation of a limited liability company in the State. This Operating Agreement is intended to serve as a “limited liability company agreement” as such term is defined in the Act.

Section 1.2             Company Name and Address. The Company shall do business under the name 1515 West State Street Boise, Idaho, LLC or such other name as the Managers may determine from time to time. The Managers shall promptly notify the Member of any change of name of the Company. The initial registered agent for the Company shall be CT Corporation System. The initial registered office of the Company in the State shall be Corporation Trust Center, 1209 Orange Street, Wilmington, DE, 19801. The registered office and the registered agent may be changed from time to time by action of the Managers by filing notice of such change with the Secretary of State of the State. The Managers will promptly notify the Member of any change of the registered office or registered agent. The Company may also have offices at such other places within or outside of the State as the Managers may from time to time determine.

Section 1.3            Term. The Company shall commence operating as of the date the Certificate is filed with the Secretary of the State, and, unless earlier terminated or dissolved pursuant to Section 9.1 of this Operating Agreement, the Company shall continue until May 14, 2028 (the “Term”). The Term may be extended by the unanimous consent of the Member for an additional 30-year term.

Section 1.4             Business of the Company. The Company may carry on any lawful business, purpose or activity for which limited liability companies may be organized under the Act. The primary purpose of the Company is for any lawful purpose. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 1.5             Names and Addresses of the Member. The name and address of the Member are set forth in Schedule A.

Section 1.6             Partition. No Member, nor any successor-in-interest to any Member, shall have the right, while this Operating Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and the Member, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right.

Section 1.7             Fiscal Year. The fiscal year of the Company shall begin on Sunday closest to the end of February and ends on the Saturday closest to the end of February or beginning of March.

Section 1.8             Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member individually shall have any Interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Member or an entity affiliated with a Member.

ARTICLE II

MEETINGS GENERALLY

Section 2.1             Manner of Giving Notice.

(a)            A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any provision of the Act, the Certificate or this Operating Agreement.

(b)           When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than 60 days or the Member or the Managers fix a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.2 or Section 2.3, as applicable.

Section 2.2             Notice of Meetings of Managers. Notice of every meeting of the Managers shall be given to each Manager by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Managers need be specified in a notice of the meeting.

Section 2.3             Notice of Meetings of Members. Written notice of every meeting of the Members shall be given to each Member of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting called to consider a merger, consolidation or sale of all or substantially all of the assets of the Company or (2) five days prior to the day named for the meeting in any other case. If the Managers neglect or refuse to give notice of a meeting, the person or persons calling the meeting may do so.

Section 2.4             Waiver of Notice.

(a)            Whenever any written notice is required to be given under the provisions of the Act, the Certificate or this Operating Agreement, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)           Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.5             Exception to Requirement of Notice. Whenever any notice or communication is required to be given to any person under the provisions of the Act or by the Certificate or this Operating Agreement or by the terms of any agreement or other instrument or as a condition precedent to taking any Company action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

Section 2.6             Use of Conference Telephone and Similar Equipment. Any Manager may participate in any meeting of the Managers, and any Member may participate in any meeting of the Members, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

Section 2.7             Consent in Lieu of Meeting.

(a)            Any action required or permitted to be taken at a meeting of the Managers or the Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by each Manager or Member, respectively, entitled to vote thereon.

(b)            Any action required or permitted to be taken at a meeting of the Managers or Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by the minimum number of Managers or Members that would be necessary to authorize the action at a meeting at which all Managers or Members entitled to vote thereon were present and voting. The consents shall be filed with the Managers. Prompt notice of the taking of the Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

Section 2.8             Organization. At every meeting of the Members or Managers, the chairman, if there be one, or, in the case of vacancy in office or absence of the chairman, one of the following officers, if there be any, present in the order stated: the vice chairman, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the Members or Managers present, shall act as chairman of the meeting. The secretary, if there be one, or, in the absence of the secretary, an assistant secretary, if there be one, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

ARTICLE Ill

MANAGEMENT

Section 3.1              Management of the Company Generally. The business and affairs of the Company shall be managed by its Managers. Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no attorney-in-fact, employee, officer or agent of the Company other than the Managers shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been expressly authorized by the Managers to act as an agent of the Company. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provision of the Act, the Managers shall have full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.

Section 3.2             Designation of Managers.

A person may be named or designated as a Manager of the Company by amendment of this Operating Agreement or by vote or consent of the Members.

Section 3.3             Qualifications. Each Manager of the Company shall be a natural person of full age who need not be a resident of the State.

Section 3.4             Number, Selection and Term of Office.

(a)            There shall be no less than one Manager, nor more than five (5), as may be determined from time to time by the Members. Initially, there shall be three (3) Managers.

(b)           Each Manager shall hold office until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

Section 3.5             Managers Meetings. Meetings of the Managers shall be held at such time and place within or without the State as shall be designated from time to time by resolution of the Managers.

Section 3.6             Quorum. A majority of the Managers in office of the Company shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Managers present and voting at a meeting at which a quorum is present shall be the acts of the Managers.

Section 3.7             Manner of Acting. Whenever any Company action is to be taken by a vote of the Managers of the Company, it shall be authorized upon receiving the affirmative vote of a majority of the Managers.

Section 3.8             Authority and Certain Powers of Managers. Without limiting the generality of Section 3.1 above, the Managers shall have power and authority, on behalf of the Company:

(a)            To do and perform all acts as may be necessary or appropriate to the conduct of the Company’s business;

(b)           To purchase, hold, sell, exchange, transfer and otherwise acquire and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to real and personal property, whether tangible or intangible, held by the Company;

(c)            To purchase liability and other insurance to protect the Company’s property and business;

(d)           To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, partnership agreements, operating agreements of other limited liability companies and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

(e)            To employ accountants, legal counsel, managing agents, or other experts or consultants to perform services for the Company and to compensate them from Company funds; and

(f)             To enter into any and all other agreements on behalf of the Company, with any other person for any purpose, in such forms as the Managers may approve.

Section 3.9             Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon a certificate of the Managers to the effect that they are then acting as the Managers and upon the power of the Managers as herein set forth. Persons dealing with the Company shall be entitled to rely on a certificate of any officer of the Company as conclusive evidence of the incumbency of any officer of the Company and its authority to take action on behalf of the Company and shall be entitled to rely on a copy of any resolution or other action taken by the Managers, certified by any officer of the Company, as conclusive evidence of such action and of the authority of the officer referred to in such resolution or other action to bind the Company to the extent set forth therein.

Section 3.10           Approval of Certain Matters by the Members. Notwithstanding any provision of this Operating Agreement to the contrary, the following matters require approval of holders of 75% of the aggregate Percentage Interests then held by Members:

(a)	Merger or consolidation of the Company with any other entity;

(b)	Sale of all or substantially all of the assets of the Company;

(c)	Division or conversion of the Company;

(d)	Payment of compensation to any Manager for acting in such capacity; or

(e)	The admission of additional Members to the Company.

Section 3.11           Liability for Certain Acts. The Managers shall perform their managerial duties in good faith, in a manner reasonably believed to be in the best interests of the Company, and with such care and business judgment as an ordinarily prudent person in a like position would use under similar circumstances, including the reliance in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Managers, Members, officers, employees or committees of the Company or by any other person, as to matters the Managers reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. The Managers do not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company. The Managers who so perform the duties of the Managers shall not be personally liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless (i) the Manager has breached or failed to perform the duties of its position under the Act, the Certificate or this Operating Agreement and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness by the Manager. Nothing in this paragraph shall apply to the liability of a Manager pursuant to any criminal statute, or for the payment of taxes pursuant to federal, state or local law.

Section 3.12           Reliance on Reports and Information by Member or Manager. A Member or Manager of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Managers, Members, officers, employees or committees of the Company, or by any other person, as to matters the Member or Manager reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 3.13           Bank Accounts. The Managers may from time to time open bank accounts in the name of the Company, and the Managers, or any of them or any officer of the Company designated by the Managers, as may be determined from time to time by the Managers, shall be the sole signatory or signatories thereon, unless the Managers determine otherwise.

Section 3.14           Resignation. A Manager of the Company may resign at any time by giving written notice to the Company. The resignation of a Manager shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

Section 3.15           Removal. Any individual Manager may be removed from office at any time, without assigning any cause, by the Member who designated such Manager. The removal of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

Section 3.16           Vacancies. Any vacancy with respect to a Manager occurring for any reason may be filled by the Member who designated the Manager who vacated his or her position.

Section 3.17           Compensation. Without the approval of the Members, the Managers will not be entitled to compensation for their services as Managers. The Company shall, however, reimburse the Managers for their reasonable expenses incurred in connection with their services to the Company.

ARTICLE IV

MEMBERS

Section 4.1             Admission of Members.

(a)            A person acquiring an interest in the Company in connection with its formation is admitted as a Member of the Company upon the later to occur of the formation of the Company or when the admission of the person is reflected in the records of the Company.

(b)           After the formation of the Company, a person acquiring an interest in the Company from the Company, is admitted as a Member upon the satisfaction of all requirements in Section 8.1 and Section 8.2.

Section 4.2             Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member.

Section 4.3             Place of Meeting. The Managers or Members calling a meeting pursuant to Section 4.2 may designate any place as the place for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 4.4             Record Date. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for the determination of Members. Only Members of record on the date fixed shall be so entitled notwithstanding any permitted transfer of a Member’s Membership Interest after any record date fixed as provided in this Section. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, the determination shall apply to any adjournment of the meeting.

Section 4.5             Quorum. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of Members who own a majority of the Percentage Interests then held by Members represented in person or by proxy shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting, Members who own a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence would cause less than a quorum.

Section 4.6             Manner of Acting. Except as otherwise provided in the Act or the Certificate or this Operating Agreement, whenever any Company action is to be taken by vote of the Members of the Company, it shall be authorized upon receiving the affirmative vote of Members entitled to vote who own a majority of the Percentage Interests then held by Members.

Section 4.7             Voting Rights of Members. Unless otherwise provided in the Certificate, every Member of the Company shall be entitled to a percentage of the total votes equal to that Member’s then current Percentage Interest.

Section 4.8             Proxies.

(a)            At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. The proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

(b)            Where two or more proxies of a Member are present, the Company shall, unless otherwise expressly provided in the proxy, accept as the vote of the Member represented thereby, the vote cast by a majority of them, and, if a majority of the proxies cannot agree whether to vote or upon the manner of voting, the voting shall be divided equally among those persons.

(c)            A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the Company. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the Company.

Section 4.9             Relationship of Members. Except as otherwise expressly and specifically provided in or as authorized pursuant to the Certificate or this Operating Agreement, (a) in the event that any Member (or any of such Member’s shareholders, partners, members, owners, or Affiliates (collectively, the “Liable Member’’)) has incurred any indebtedness or obligation prior to the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by the Company pursuant to this Operating Agreement or a written instrument signed by all Members; (b) neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation that is incurred after the date of this Agreement by any Liable Member, and in the event that a Liable Member, whether prior to or after the date hereof, incurs (or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the Liable Member shall indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect thereof; (c) nothing contained herein shall render any Member personally liable for any debts, obligations or liabilities incurred by the other Members or the Company whether arising in contract, tort or otherwise or for the acts or omissions of any other Member, Manager, agent or employee of the Company; (d) no Member shall be constituted an agent of the other Members or the Company; (e) nothing contained herein shall create any interest on the part of any Member in the business or other assets of the other Members; (f) nothing contained herein shall be deemed to restrict or limit in any way the carrying on of separate businesses or activities by any Member now or in the future, even if such businesses or activities are competitive with the Company; and (g) no Member shall have any authority to act for, or to assume any obligation on behalf of, the other Members or the Company.

Section 4.10           Interested Transactions.

(a)            General Rule. A contract or transaction between the Company and one or more of its Members, Managers or officers or between the Company and another limited liability company, corporation, partnership, joint venture, trust or other enterprise in which one or more of its Members, Managers or officers are members, managers or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the Member, Manager or officer is present at or participates in the meeting of the Members or Managers that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)            the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Managers, and the Managers authorize the contract or transaction by the affirmative votes of a majority of the disinterested Managers even though the disinterested Managers are less than a quorum;

(2)            the material facts as to its relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those Members; or

(3)            the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Managers or the Members.

(b)           Quorum. Common or interested Members or Managers may be counted in determining the presence of a quorum at a meeting of the Members or the Managers which authorizes a contract or transaction specified in subsection (a).

ARTICLE V

OFFICERS

Section 5.1             Officers Generally.

(b)            Number, Qualifications and Designation. The officers of the Company shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.3. Officers may but need not be Managers or Members of the Company. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person, shall be of full age. The Managers may elect from among the Managers a chairman and a vice chairman who shall be officers of the Company. Any number of offices may be held by the same person.

(c)            Bonding. The Company may secure the fidelity of any or all of its officers by bond or otherwise.

(d)           Standard of Care. Officers of the Company shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to Managers of the Company.

Section 5.2             Election, Term of Office and Resignations.

(e)            Election and Term of Office. The officers of the Company, except those elected by delegated authority pursuant to Section 5.3, shall be elected by the Managers, and each such officer shall hold office until a successor has been selected and qualified or until its earlier death, resignation or removal.

(f)            Resignations. Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation.

Section 5.3             Subordinate Officers, Committees and Agents. The Managers may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Company may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Operating Agreement, or as the Managers may from time to time determine. The Managers may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.4             Removal of Officers and Agents. Any officer or agent of the Company may be removed by the Managers with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.5             Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the Managers or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.3, as the case may be.

Section 5.6             Authority.

(g)            General Rule. All officers of the Company, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided by or pursuant to resolutions or orders of the Managers or, in the absence of controlling provisions in the resolutions or orders of the Managers, as may be determined by or pursuant to this Operating Agreement.

(h)            Chief Executive Officer. The chairman or the president, as designated from time to time by the Managers, shall be the chief executive officer of the Company; otherwise the president shall be the chief executive officer of the Company.

Section 5.7             The Chairman and Vice Chairman. The chairman or, in the absence of the chairman, the vice chairman, shall preside at all meetings of the Members and of the Managers, and shall perform such other duties as may from time to time be requested by the Managers.

Section 5.8             The President. The president shall have general supervision over the business and operations of the Company, subject, however, to the control of the Members or the Managers and, if the chairman is the chief executive officer of the Company, the chairman. The president shall sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments, authorized by the Managers, except in cases where the signing and execution thereof shall be expressly delegated by the Managers, or by this Operating Agreement, to some other officer or agent of the Company; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the Managers and, if the chairman is the chief executive officer of the Company, the chairman.

Section 5.9             The Vice Presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the Managers or the president.

Section 5.10           The Secretary. The secretary or an assistant secretary shall attend all meetings of the Members and of the Managers and all committees thereof and shall record all the votes of the Members and of the Managers and the minutes of the meetings of the Members and of the Managers and of committees of the Managers in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Company as required by law; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Members, the Managers or the president.

Section 5.11           The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Company; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Company; shall deposit all funds in its custody as treasurer in such banks or other places of deposit as the Managers may from time to time designate; shall, whenever so required by the Members or the Managers, render an account showing all transactions as treasurer, and the financial condition of the Company; and, in general, shall discharge such other duties as may from time to time be assigned by the Managers or the president.

Section 5.12           Salaries. The salaries of the officers elected by the Managers shall be fixed from time to time by the Members. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.3. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a Manager of the Company.

ARTICLE VI

INDEMNIFICATION

Section 6.1             Indemnification by the Company.

(a)            The Company shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1)            where such indemnification is expressly prohibited by applicable law;

(2)            where the conduct of the indemnified representative has been finally determined:

(i)             to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii)            to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

(3)            to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

(b)            If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c)            The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d)            Definitions. For purposes of this Article:

(1)            “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a Member, Manager, officer, employee or agent of the Company, or, at the request of the Company, as a member, manager, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2)            “indemnified representative” means any and all Members, Managers and officers of the Company and any other person designated as an indemnified representative by the Members or Managers of the Company (which may, but need not, include any person serving at the request of the Company, as a member, manager, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3)            “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and

“proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

(e)            To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 6.2             Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the Company shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless _such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the unanimous vote of the Members or Managers in office. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 6.3             Advancing Expenses. The Company shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.1  or the initiation of or participation in which is authorized pursuant to Section 5.2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Company pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 6.4             Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this Article or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Members or Managers shall deem appropriate. Absent fraud, the determination of the Members or Managers with respect to such amounts, costs, terms and conditions shall be conclusive against all Members, security holders, officers and Managers and shall not be subject to voidability.

Section 6.5             Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Company. The indemnification pursuant to this Article shall be made only from the assets of the Company and no Member shall be personally liable therefor.

Section 6.6             Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 6.7             Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 6.8             Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking Indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Members or disinterested Managers or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 6.9             Reliance on Provisions. Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

ARTICLE VII

TAX MATTERS

Section 7.1             So long as the Company has only one Member, the Company shall elect under Treasury Regulation Section 301.7701-3(b)(ii) to have its activities treated in the same manner as a sole proprietorship, branch, or subdivision of the owner.

Section 7.2             Limitations Upon Liability of Members. Except as otherwise expressly and specifically provided in or required by the Certificate or this Operating Agreement, the personal liability of each Member to the Company, to the other Members, to the creditors of the Company or any third party for the losses, debts or liabilities of the Company shall be limited to the amount of its Capital Contribution which has not theretofore been returned to it as a distribution (including a distribution upon liquidation). For purposes of the foregoing sentence, distributions to a Member shall first be deemed a return of its Capital Contribution. No Member shall at any time be liable or held accountable to the Company, to the other Members, to the creditors of the Company or to any other third party for or on account of any negative balance in its Capital Account.

ARTICLE VIII

DISTRIBUTIONS

Section 8.1             Net Cash From Operations and Distributions.

(a)            Except as otherwise provided in this Operating Agreement, Net Cash From Operations, if any, shall be determined annually by the Managers and distributed for each fiscal year to the Members in accordance with their Percentage Interests.

(b)            For purposes of this Operating Agreement, “Net Cash From Operations” means the gross cash proceeds from Company operations less the portion thereof used to pay expenses, debt payments, capital improvements, replacements and increases to reserves therefor. “Net Cash From Operations” shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions to reserves previously established.

Section 8.2             Limitations on Distributions.

(a)            The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

(b)            A Member who receives a distribution in violation of subsection (a), and who knew at the time of the distribution that the distribution violated this section, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of this section, and who did not know at the time of the distribution that the distribution violated this section, shall not be liable for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Member under other applicable law for the amount of a distribution.

(c)            A Member who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three-year period and an adjudication of liability against such Member is made in the action.

Section 8.3             Amounts of Tax Paid or Withheld. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Article for all purposes under this Operating Agreement.

Section 8.4             Distribution in Kind.

(a)            No Member, regardless of the nature of its Capital Contribution, shall have a right to demand and receive any distribution in any form other than cash.

(b)            No Member shall be compelled to accept a distribution of any asset in kind to the extent that the percentage of the asset distributed to the Member exceeds a percentage of that asset that is equal to the percentage in which the Member shares in distributions from the Company.

ARTICLE IX

TRANSFERABILITY

Section 9.1             Restriction on Transfer. Absent the unanimous written consent of the Members, which may be withheld in the sole and absolute discretion of any Member, no Member shall have the right to sell, assign, pledge, hypothecate, transfer, exchange, give or otherwise transfer all or any part of its Membership Interest.

Section 9.2             Effect of Transfer.

(a)            In addition to satisfaction of Section 8.1 above, no assignee or transferee of all or part of a Membership Interest in the Company shall have the right to become admitted as a Member, unless and until:

(1)            the assignee or transferee has executed an instrument reasonably satisfactory to the Managers accepting and adopting the provisions of this Operating Agreement;

(2)            the assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the Managers in connection with the admission of such assignee or transferee as a Member; and

(3)            such assignment or transfer shall be reflected in a revised Schedule A to this Operating Agreement.

(b)           A person who does not receive the consent of all Members required for its admission under this paragraph shall be entitled to receive only the allocations and distributions attributable to the acquired interest in the Company, if any, but shall not be entitled to any other rights of a Member.

(c)            A person who is an assignee of an interest in the Company may be admitted to the Company as a Member and may receive an interest in the Company without making a contribution or being obligated to make a contribution to the Company.

Section 9.3             No Resignation of Members. A Member may not withdraw or resign from the Company prior to dissolution or winding up of the Company. If a Member who is an individual dies or a court of competent jurisdiction adjudges the individual to be incompetent to manage the person or property of the individual, the executor, administrator, guardian, conservator or other legal representative of the Member may exercise all of the rights of the Member for the purpose of settling the estate or administering the property of the Member, including the power under this Operating Agreement of an assignee to become a Member. If a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

ARTICLE X

DISSOLUTION AND TERMINATION

Section 10.1           Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

(a)            At the end of the Term;

(b)            By the unanimous written consent of the Members;

(c)            Upon the death, bankruptcy, dissolution, retirement, resignation or expulsion of a Member or the occurrence of any other event which terminates the continued Membership of a Member in the Company (a “Withdrawal Event”), including the events listed in Section 9.2 hereof, unless (i) the business of the Company is continued by the consent of all the remaining Members within 90 days after the Withdrawal Event and (ii) there are at least two remaining Members; or

(d)            Upon the entry of a decree of judicial dissolution under§ 18-802 of the Act.

Section 10.2           Events of Bankruptcy of Member. A person ceases to be a Member of the Company upon the happening of any of the following bankruptcy events:

(a)            A Member takes any of the following action:

(1)            Makes an assignment for the benefit of creditors.

(2)            Files a voluntary petition in bankruptcy.

(3)            Is adjudged a bankrupt or insolvent, or has entered against the Member an order for relief, in any bankruptcy or insolvency proceeding.

(4)            Files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

(5)            Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature.

(6)            Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member.

(b)           120 days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without the consent or acquiescence of the Member, of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

Section 10.3           Judicial Dissolution. On application by or for a Member or a Manager, a court may decree dissolution of the Company whenever it is not reasonably practicable to carry on the business in conformity with this Operating Agreement.

Section 10.4           Winding Up.

(a)            The Managers shall wind up the affairs of the Company or may appoint any person or entity, including a Member, who has not wrongfully dissolved the Company, to do so (the “Liquidating Trustee”).

(b)            Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 9.6, the persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members and Managers and without imposing liability on a Liquidating Trustee.

Section 10.5           Distribution of Assets.

(a)            In the event of a dissolution of the Company, upon the winding up of the Company, its assets shall be distributed as follows:

(1)            First, to creditors, including Members and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made;

(2)            Second, to the Members in proportion to their respective Capital Accounts until the Capital Account of each Member equals zero; and

(3)            Then, to the Members in proportion to their Percentage Interests.

(b)           The Company following dissolution shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as provided in subsection (a). Any Liquidating Trustee winding up the affairs of the Company who has complied with this section shall not be personally liable to the claimants of the dissolved Company by reason of such person’s actions in winding up the Company.

Section 10.6           Cancellation of Certificate. The Certificate of the Company shall be cancelled upon the dissolution and the completion of winding up of the Company.

ARTICLE XI

BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

Section 11.1           Books and Records.

(a)            The Managers shall maintain separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the Company and the operation of its business, and, to the extent inconsistent therewith, in accordance with this Operating Agreement.

(b)            Except as and until otherwise required by the IRC, the books of the Company shall be kept in accordance with the accrual method of accounting.

(c)            Each Member of the Company has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the Managers, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a Member of the Company:

(1)            True and full information regarding the status of the business and financial condition of the Company.

(2)            Promptly after they become available, a copy of the state and local income tax returns for each year of the Company.

(3)            A current list of the name and last known business, residence or mailing address of the Member and Manager.

(4)            A copy of this Operating Agreement, the Certificate and all amendments thereto.

(5)            True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

(6)            Other information regarding the affairs of the Company as is just and reasonable.

(d)            Each Manager shall have the right to examine all of the information described in subsection (c) of this section for a purpose reasonably related to its position as a Manager.

(e)            The Managers of the Company shall have the right to keep confidential from the Members, for such period of time as the Managers deem reasonable, any information which the Managers reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managers in good faith believe is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

(f)            The Company may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

(g)           Any demand by a Member under this section shall be in writing and shall state the purpose of such demand.

Section 11.2           Tax Information. Within ninety (90) days after the end of each Fiscal Year, the Company shall supply to each Member all information necessary and appropriate to be included in each Member’s income tax returns for that year.

Section 11.3           Annual Reports. Within ninety (90) days after the end of each Fiscal Year, the Company shall cause to be prepared, and each Member furnished with, financial statements accompanied by a report thereon of the Company’s accountants stating that such statements are prepared and fairly stated in all material respects in accordance with generally accepted accounting principles, and, to the extent inconsistent therewith, in accordance with this Operating Agreement, including the following:

(a)            A copy of the balance sheet of the Company as of the last day of such Fiscal Year;

(b)            A statement of income or loss for the Company for such Fiscal Year; and

(c)            A statement of the Members’ Capital Accounts, changes thereto for such fiscal year and Percentage Interests at the end of such fiscal year.

Section 11.4           Tax Audits/Special Assessments. If the federal tax return of either the Company or an individual Member with respect to an item or items of Company income, loss, deduction, etc., potentially affecting the tax liability of the Members generally is subject to an audit by the Internal Revenue Service, the Managers may, in the exercise of their business judgment, determine that it is necessary to contest proposed adjustments to such return or items. If such a determination is made, the Managers will finance the contest of the proposed adjustments out of the Net Cash From Operations.

Section 11.5           Tax Elections. The Company will elect to amortize organizational costs. Upon the death of a Member, or in the event of the distribution of property, the Company may file an election, in accordance with applicable Treasury Regulations, to cause the basis of the Company’s property to be adjusted for federal income tax purposes as provided by IRC §734, IRC §743 and IRC §754. The determination whether to make and file any such election shall be made by the Managers in their sole discretion.

ARTICLE XII

MISCELLANEOUS

Section 12.1           Binding Effect. This Operating Agreement shall be binding upon any person who (either directly or by a representative authorized by the person orally, in writing or by other action such as payment for an interest in the Company) executes this Operating Agreement or any other writing evidencing the intent of such person to become a member of the Company or an assignee of an interest in the Company.

Section 12.2           Entire Agreement. This Operating Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties with respect thereto.

Section 12.3           Amendments. The Certificate and this Operating Agreement may not be amended except by the written agreement of all of the Members.

Section 12.4           Choice of Law. Notwithstanding the place where this Operating Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State (without regard to any conflicts of law principles thereof that would compel the application of the substantive laws of any other jurisdiction.)

Section 12.5           Notices. Except as otherwise provided in this Operating Agreement, any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or sent by facsimile transmission (with answerback received) or overnight express to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s or Company’s address, as appropriate, which is set forth in this Operating Agreement or Schedule A hereto.

Section 12.6           Headings. The titles of the Articles and the headings of the Sections of this Operating Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Operating Agreement.

Section 12.7           Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the contest thereof.

Section 12.8           Execution of Additional Instruments. Each Member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws or regulations.

Section 12.9           Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

Section 12.10         Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

Section 12.11         Publicity. No press release or other public announcement related to this Operating Agreement or the Company or the transactions contemplated hereby shall be issued by any Member without the prior approval of the Managers, except that any Member may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such Member shall make a reasonable effort to consult with the Members prior to making such disclosure).

Section 12.12         No Third Party Beneficiaries. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any person other than the parties to this Agreement and their respective successors and assigns.

Section 12.13         Interpretation. It is the intention of the Members that, during the term of this Operating Agreement, the rights of the Members and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Operating Agreement.

Section 12.14         Further Assurances. Each Member shall execute all such certificates and other documents and shall do all such other acts as the Managers deem appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company.

Section 12.15         Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound, has executed this Operating Agreement as of the date first above written.

Thrifty Payless, Inc.

[ILLEGIBLE]
Member

SCHEDULE A

MEMBER NAME & ADDRESS	INITIAL CAPITAL CONTRIBUTION	PERCENTAGE INTEREST
Thrifty PayLess, Inc.	$100.00	100%

	Total	100%